                                                                    EXHIBIT 4(a)

% NONCUMULATIVE PERPETUAL MONTHLY INCOME
         PREFERRED STOCK, SERIES D
         PAR VALUE $1.00 PER SHARE


                                                                       SHARES

                                 FIRST BANCORP.
         INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF PUERTO RICO


                                             CUSIP
                                             SEE REVERSE FOR CERTAIN DEFINITIONS

THIS IS TO CERTIFY that


is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF                         % NONCUMULATIVE
PERPETUAL MONTHLY INCOME PREFERRED STOCK, SERIES D, OF THE PAR VALUE OF $1 EACH OF FIRST BANCORP., transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

         WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

/s/ Antonio Escriba-Oliver                                     /s/ Angel Alvarez
         Secretary              [First BanCorp. Seal]                 President



COUNTERSIGNED AND REGISTERED:

         Bank of New York
         TRANSFER AGENT
         AND REGISTRAR


BY:
         AUTHORIZED SIGNATURE

                                 FIRST BANCORP.

         The Corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series which the Corporation is authorized to issue and the qualifications, limitations or restrictions of such preferences and/or rights. Any request should be made to the Secretary of the Corporation.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written our in full according to applicable laws or regulations:

TEN COM  -     as tenants in common                 UNIF GIFT MIN ACT -_ __ _ _ _CUSTODIAN_ _ _ _ _ _
TEN ENT  -     as tenant by the entireties                               (Cust)                  (Minor)
JT TEN   -     as joint tenants with rights of survivorship              Under Uniform Gifts to Minors
               and not as tenants in common                        Act _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

         Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, _ _ _ _ _ _ _ _ __ _ _ hereby sell, assign and transfer unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
         IDENTIFYING NUMBER OF ASSIGNEE

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         Please print or typewrite name and address, including postal zip code of assignee.

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 ..........................................................................Shares
of the capital stock represented by the within certificate, and do hereby irrevocably constitute and appoint.....................................Attorney, to transfer said stock on the books of the within-named Corporation with full power of substitution in the premises.


Dated, _ _ _ _ _ _ _ _ _

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